T. Rowe Price
          _________________________________________________________________
          T. Rowe Price Funds, 100 East Pratt Street, Baltimore, Maryland
          21202



          We Need Your Proxy Vote Now.



          October 4, 1996


          Dear Shareholder:

          Several weeks ago, we sent you a notice of a special meeting of shareholders and proxy materials describing a Plan of Reorganization for the Fund to be voted on at the meeting on October 30, 1996. As of today, we have not received your proxy, and we want to remind you how important your vote is.

          For your convenience, we are enclosing another proxy card and postage paid envelope. Please take a moment now to complete this card and mail it to us.

          Your prompt action will help assure a quorum at the meeting and avoid the additional expense to the Fund of another mailing to solicit votes.

          Thank you for your cooperation.

          Sincerely,



          /s/Lenora V. Hornung
          Lenora V. Hornung
          Secretary